EX-32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Pantheon China Acquisition Corp. III (the "Company") on Form 20-F for the annual period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jennifer J. Weng, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:    March 23, 2011

/s/ Jennifer J. Weng
Jennifer J. Weng
President